Exhibit 99.1

Motorola Mobility Announces First Quarter Financial Results

First Quarter Financial Highlights

•	Net revenues of $3.1 billion

•	Non-GAAP net loss of $0.03 per share compared to net loss of $0.08 per share in first quarter 2011; GAAP net loss of $0.28 per share compared to net loss of $0.27 per share in first quarter 2011

•	Mobile Devices net revenues of $2.2 billion; Non-GAAP operating loss of $85 million; GAAP operating loss of $121 million

•	Shipped 8.9 million mobile devices, including 5.1 million smartphones

•	Home net revenues of $884 million; Non-GAAP operating earnings of $91 million; GAAP operating earnings of $68 million

Click here for printable press release and financial tables.

LIBERTYVILLE, Ill. – May 1, 2012 – Motorola Mobility Holdings, Inc. (NYSE: MMI) today reported net revenues of $3.1 billion in the first quarter of 2012, up 2 percent compared to the first quarter of 2011. The GAAP net loss in the first quarter of 2012 was $86 million, or $0.28 per share, compared to a net loss of $81 million, or $0.27 per share, in the first quarter of 2011. On a non-GAAP basis, the net loss in the first quarter 2012 was $10 million, or $0.03 per share, compared to a net loss of $25 million, or $0.08 per share, in the first quarter of 2011.

The Company had operating cash outflow of $98 million in the first quarter. Total cash at the end of the quarter was $3.5 billion and includes cash, cash equivalents, and cash deposits.

Details on non-GAAP adjustments and the use of non-GAAP measures are included later in this press release and in the financial tables.

“The introduction of RAZR™ MAXX marked another successful addition to the Motorola product family and contributed to our growth in smartphones. Our Home business delivered another solid quarter highlighted by improvement in year-over-year profitability,” said Sanjay Jha, chairman and chief executive officer, Motorola Mobility. “We continue to work closely with Google to complete the proposed merger during the first half of the year.”

Operating Results

Mobile Devices net revenues in the first quarter were $2.2 billion, up 3 percent compared with the year-ago quarter. The GAAP operating loss was $121 million compared to an operating loss of $89 million in the year-ago quarter. The non-GAAP operating loss was $85 million compared to an operating loss of $61 million in the year-ago quarter. The Company shipped a total of 8.9 million mobile devices in the first quarter, including 5.1 million smartphones.

Mobile Devices highlights:

•

Launched RAZR™ MAXX, the longest-lasting 4G LTE smartphone, allowing customers to talk for over 21 hours on a single charge, and DROID 4 by Motorola, the thinnest and most powerful 4G LTE QWERTY smartphone.

•

Expanded budget-friendly smartphone portfolio in China, Europe, and Latin America with the introduction of MOTOLUXE™, a slim touchscreen device and Motorola DEFY™ MINI, the ideal “life proof” device for the active consumer.

•	Teamed up with Bubba Watson, four time PGA Tour winner, including the 2012 Masters to introduce MOTOACTV™ Golf Edition, a cutting-edge GPS golf tracker, virtual caddy and online clubhouse.

Home segment net revenues in the first quarter were $884 million, down 2 percent compared with the year-ago quarter. GAAP operating earnings improved to $68 million, compared to $53 million in the year-ago quarter. Non-GAAP operating earnings were $91 million compared to $81 million in the year-ago quarter.

Home highlights:

•	Introduced Connected Home Gateway, the industry’s first plug-and-play solution for home monitoring and control services.

•	Provided equipment and services to Asian Broadcasting Network for launch of Malaysia’s most advanced digital cable TV network.

•	Industry recognition of our Medios multi-screen software portfolio including SecureMedia® named “Best Rights and Asset Management Solution” at 2012 IPTV World Forum.

•	Announced global distributor and integrator agreement with Edgecast’s Content Delivery Network platform, enabling advanced multi-screen service delivery to consumers.

Merger Update

As previously announced on August 15, 2011, Motorola Mobility and Google Inc. (“Google”) (NASDAQ: GOOG) entered into a definitive agreement for Google to acquire Motorola Mobility for $40.00 per share in cash, or a total of approximately $12.5 billion.

Motorola Mobility and Google continue to work closely with the authorities in China for approval on the acquisition. The transaction has been investigated and cleared without conditions in all other jurisdictions with pre-closing clearance requirements. We continue to expect the transaction to close during the first half of 2012.

For more information on the proposed merger, please visit http://investors.motorola.com.

Conference Call and Webcast

In light of the pending acquisition of the Company by Google, the Company does not conduct a financial analyst conference call or webcast following the release of its earnings information nor provide financial guidance. To access the first quarter results and other financial information, please visit http://investors.motorola.com.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	First Quarter
(In millions, except per share amounts)	2012	2011
Net revenues	$3,078	$3,032
Gross margin	754	755
Operating loss	(70)	(36)
Loss before income taxes	(69)	(51)
Net loss	($86)	($81)

Basic loss per common share	($0.28)	($0.27)
Diluted loss per common share	($0.28)	($0.27)

Weighted average common shares outstanding
Basic	302.4	294.7
Diluted	302.4	294.7

Non-GAAP Adjustments for first quarter 2012 and 2011

	First Quarter
	2012	2011
Per Share Impact

GAAP Loss per Common Share	($0.28)	($0.27)

Merger-related costs *	0.06
Stock-based compensation expense	0.16	0.14
Intangible assets amortization expense	0.04	0.05

Total Non-GAAP Adjustments **	0.25	0.19

Non-GAAP Loss per Common Share	($0.03)	($0.08)

Definitions

*	Merger-related costs primarily consisting of legal and banking fees.

**	Earnings or loss per share (EPS) impact may not add up due to rounding.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Mobility also has included non-GAAP measurements of results. Motorola Mobility has provided these non-GAAP measurements to help investors better understand Motorola Mobility’s core operating performance, enhance comparisons of Motorola Mobility’s core operating performance from period to period, and allow better comparisons of Motorola Mobility’s operating performance to that of its competitors. Among other things, the Company’s management uses these operating results, excluding the identified items, to evaluate the performance of its businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results, excluding these items, because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of its core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Non-GAAP adjustments are comprised of the following items:

Merger-related costs: The Company has excluded the effects of merger-related costs from its non-GAAP operating expenses and net income measurements because the Company believes that this item does not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons to the Company’s past operating performance.

Stock-based compensation expense: The Company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the Company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues – the Company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The Company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the Company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the Company’s acquisitions. Investors should note that the use of intangible assets contributed to the Company’s revenues earned during the periods presented and will contribute to the Company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above non-GAAP adjustments and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found in the financial tables.

Business Risks

Motorola Mobility cautions the reader that this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, the expected closing date of the proposed Google transaction and the expected timeframe for regulatory decisions. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements including, but not limited to, the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory and other approvals at all or in a timely manner; and the other risks and uncertainties contained and identified in Motorola Mobility’s filings with the Securities and Exchange Commission (the “SEC”), any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Motorola Mobility undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

About Motorola Mobility

Motorola Mobility Holdings, Inc. (NYSE: MMI) fuses innovative technology with human insights to create experiences that simplify, connect and enrich people’s lives. Our portfolio includes converged mobile devices such as smartphones and tablets; wireless accessories; end-to-end video and data delivery; and management solutions, including set-tops and data-access devices. For more information, visit motorola.com/mobility.

# # #

MOTOROLA and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC. DROID is a trademark of Lucasfilm Ltd. and its related companies. Used under license. All other trademarks are the property of their respective owners. © 2012 Motorola Mobility, Inc. All rights reserved.

CONTACTS:

Media:

Jennifer Erickson

Motorola Mobility Holdings, Inc.

+1 (847) 772-1217

jennifer.erickson@motorola.com

Investors:

Dean Lindroth

Motorola Mobility Holdings, Inc.

+1 (847) 523-2858

dean.lindroth@motorola.com

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	March 31, 2012	December 31, 2011	April 2, 2011
Net revenues	$3,078	$3,436	$3,032
Costs of sales	2,324	2,582	2,277

Gross margin	754	854	755

Selling, general and administrative expenses	430	446	417
Research and development expenditures	366	384	357
Other charges	17	90	1
Intangibles amortization	11	12	16

Operating loss	(70)	(78)	(36)

Other income (expense):
Interest income (expense), net	3	—	2
Gains on sales of investments	—	5	—
Other, net	(2)	(5)	(17)

Total other income (expense)	1	—	(15)

Loss before income taxes	(69)	(78)	(51)
Income tax expense	17	2	30

Net loss	$(86)	$(80)	$(81)

Basic loss per common share	$(0.28)	$(0.27)	$(0.27)
Diluted loss per common share	$(0.28)	$(0.27)	$(0.27)
Weighted average common shares outstanding
Basic	302.4	300.2	294.7
Diluted	302.4	300.2	294.7

	Percentage of Net Revenues *
Net revenues	100.0%	100.0%	100.0%
Costs of sales	75.5%	75.1%	75.1%

Gross margin	24.5%	24.9%	24.9%

Selling, general and administrative expenses	14.0%	13.0%	13.8%
Research and development expenditures	11.9%	11.2%	11.8%
Other charges	0.6%	2.6%	0.0%
Intangibles amortization	0.4%	0.3%	0.5%

Operating loss	-2.3%	-2.3%	-1.2%

Other income (expense):
Interest income (expense), net	0.1%	0.0%	0.1%
Gains on sales of investments	0.0%	0.1%	0.0%
Other, net	-0.1%	-0.1%	-0.6%

Total other income (expense)	0.0%	0.0%	-0.5%

Loss before income taxes	-2.2%	-2.3%	-1.7%
Income tax expense	0.6%	0.1%	1.0%

Net loss	-2.8%	-2.3%	-2.7%

*	Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Balance Sheets

(In millions)

	March 31, 2012	December 31, 2011	April 2, 2011
Assets
Cash and cash equivalents	$3,065	$3,451	$3,116
Cash deposits	267	2	—
Accounts receivable, net	1,711	1,780	1,551
Inventories, net	569	701	859
Deferred income taxes	92	95	114
Other current assets	595	583	561

Total current assets	6,299	6,612	6,201

Cash deposits	162	155	168
Property, plant and equipment, net	801	805	810
Investments	123	119	143
Deferred income taxes	93	93	58
Goodwill	1,434	1,433	1,397
Other assets	480	513	652

Total assets	$9,392	$9,730	$9,429

Liabilities and Stockholders’ Equity
Accounts payable	$1,530	$1,666	$1,580
Accrued liabilities	2,224	2,408	2,250

Total current liabilities	3,754	4,074	3,830

Other liabilities	547	568	670
Stockholders’ Equity:
Common stock	3	3	3
Additional paid-in capital	5,522	5,452	5,016
Accumulated other comprehensive loss	(99)	(118)	(9)
Accumulated deficit	(335)	(249)	(81)

Total stockholders’ equity	5,091	5,088	4,929

Total liabilities and stockholders' equity	$9,392	$9,730	$9,429

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31, 2012	December 31, 2011	April 2, 2011
Operating
Net loss	$(86)	$(80)	$(81)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	49	54	54
Share-based compensation expense	48	36	40
Other non-cash charges (income)	—	—	(1)
Gains on sales of investments	—	(5)	—
Deferred income taxes	(3)	—	(11)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	74	(17)	21
Inventories	138	42	(16)
Other current assets	(8)	4	22
Accounts payable and accrued liabilities	(327)	155	1
Other assets and liabilities	17	36	78

Net cash provided by (used for) operating activities	(98)	225	107

Investing
Acquisitions and investments	(20)	(7)	(11)
Proceeds from sales of investments	—	10	—
Capital expenditures	(33)	(64)	(50)
Cash deposits	(265)	20	—
Other, net	(1)	1	—

Net cash used for investing activities	(319)	(40)	(61)

Financing
Share-based compensation activity	22	45	16
Capital contribution from Former Parent	—	150	3,032
Other, net	(1)	—	15

Net cash provided by financing activities	21	195	3,063

Effect of exchange rate changes on cash and cash equivalents	10	(7)	7

Net increase (decrease) in cash and cash equivalents	(386)	373	3,116
Cash and cash equivalents, beginning of period *	3,451	3,078	—

Cash and cash equivalents, end of period	$3,065	$3,451	$3,116

*	Until separation, the Company participated in Motorola, Inc.'s (Former Parent) centralized cash management program. Accordingly, no cash and cash equivalents are presented on the Motorola Mobility Holdings, Inc. Condensed Consolidated Balance Sheet as of any reporting period prior to separation. On January 3, 2011, the Company received a cash contribution of $3.2 billion from Motorola, Inc., which included approximately $168 million of cash deposits. On July 22, 2011, the Company received its first Deferred Contribution of $75 million from the Former Parent. On November 7, 2011, the Company received its second Deferred Contribution of $75 million from the Former Parent. On December 14, 2011, the Company received an additional Deferred Contribution of $75 million from the Former Parent.

Motorola Mobility Holdings, Inc.

Segment Information

(In millions)

Summarized below are the Company's Net revenues and Operating loss by reportable segment for the three months ended March 31, 2012 and April 2, 2011.

	Net Revenues

	Three Months Ended March 31, 2012	Three Months Ended April 2, 2011	% Change from 2011
Mobile Devices	$2,194	$2,128	3%
Home	884	904	(2)%

Company Totals	$3,078	$3,032	2%

	Operating Loss

	Three Months Ended March 31, 2012	Three Months Ended April 2, 2011	% Change from 2011
Mobile Devices	$(121)	$(89)	36%
Home	68	53	28%
Merger-related costs *	(17)	—	—

Company Totals	$(70)	$(36)	94%

*	Represents costs incurred at the corporate level related to the Company's proposed merger with Google Inc.

Motorola Mobility Holdings, Inc.

GAAP to Non-GAAP Bridge

(In millions, except per share amounts)

	Three Months Ended			Three Months Ended
	March 31, 2012			December 31, 2011
	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results
Net revenues	$3,078	$—	$3,078	$3,436	$—	$3,436
Costs of sales	2,324	5	2,319	2,582	9	2,573

Gross margin	754	(5)	759	854	(9)	863

Selling, general and administrative expenses	430	25	405	446	18	428
Research and development expenditures	366	18	348	384	14	370
Other charges	17	17	—	90	90	—
Intangibles amortization	11	11	—	12	12	—

Operating earnings (loss)	(70)	(76)	6	(78)	(143)	65

Other income (expense):
Interest income, net	3	—	3	—	—	—
Gains on sales of investments	—	—	—	5	—	5
Other, net	(2)	—	(2)	(5)	—	(5)

Total other income (expense)	1	—	1	—	—	—

Earnings (loss) before income taxes	(69)	(76)	7	(78)	(143)	65
Income tax expense	17	—	17	2	(2)	4

Net earnings (loss)	$(86)	$(76)	$(10)	$(80)	$(141)	$61

Basic earnings (loss) per common share	$(0.28)	$(0.25)	$(0.03)	$(0.27)	$(0.47)	$0.20
Diluted earnings (loss) per common share	$(0.28)	$(0.25)	$(0.03)	$(0.27)	$(0.47)	$0.20
Weighted average common shares outstanding
Basic	302.4	302.4	302.4	300.2	300.2	300.2
Diluted	302.4	302.4	302.4	300.2	300.2	300.2

	Percentage of Net Revenues *
Net revenues	100.0%		100.0%	100.0%		100.0%
Costs of sales	75.5%		75.3%	75.1%		74.9%

Gross margin	24.5%		24.7%	24.9%		25.1%

Selling, general and administrative expenses	14.0%		13.2%	13.0%		12.5%
Research and development expenditures	11.9%		11.3%	11.2%		10.8%
Other charges	0.6%		0.0%	2.6%		0.0%
Intangibles amortization	0.4%		0.0%	0.3%		0.0%

Operating earnings (loss)	-2.3%		0.2%	-2.3%		1.9%

Other income (expense):
Interest income, net	0.1%		0.1%	0.0%		0.0%
Gains on sales of investments	0.0%		0.0%	0.1%		0.1%
Other, net	-0.1%		-0.1%	-0.1%		-0.1%

Total other income (expense)	0.0%		0.0%	0.0%		0.0%

Earnings (loss) before income taxes	-2.2%		0.2%	-2.3%		1.9%
Income tax expense	0.6%		0.6%	0.1%		0.1%

Net earnings (loss)	-2.8%		-0.3%	-2.3%		1.8%

*	Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

GAAP to Non-GAAP Bridge

(In millions, except per share amounts)

	Three Months Ended			Three Months Ended
	March 31, 2012			April 2, 2011
	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results
Net revenues	$3,078	$—	$3,078	$3,032	$—	$3,032
Costs of sales	2,324	5	2,319	2,277	4	2,273

Gross margin	754	(5)	759	755	(4)	759

Selling, general and administrative expenses	430	25	405	417	21	396
Research and development expenditures	366	18	348	357	15	342
Other charges	17	17	—	1	—	1
Intangibles amortization	11	11	—	16	16	—

Operating earnings (loss)	(70)	(76)	6	(36)	(56)	20

Other income (expense):
Interest income (expense), net	3	—	3	2	—	2
Gains on sales of investments	—	—	—	—	—	—
Other, net	(2)	—	(2)	(17)	—	(17)

Total other income (expense)	1	—	1	(15)	—	(15)

Earnings (loss) before income taxes	(69)	(76)	7	(51)	(56)	5
Income tax expense	17	—	17	30	—	30

Net earnings (loss)	$(86)	$(76)	$(10)	$(81)	$(56)	$(25)

Basic earnings (loss) per common share	$(0.28)	$(0.25)	$(0.03)	$(0.27)	$(0.19)	$(0.08)
Diluted earnings (loss) per common share	$(0.28)	$(0.25)	$(0.03)	$(0.27)	$(0.19)	$(0.08)
Weighted average common shares outstanding
Basic	302.4	302.4	302.4	294.7	294.7	294.7
Diluted	302.4	302.4	302.4	294.7	294.7	294.7

	Percentage of Net Revenues *
Net revenues	100.0%		100.0%	100.0%		100.0%
Costs of sales	75.5%		75.3%	75.1%		75.0%

Gross margin	24.5%		24.7%	24.9%		25.0%

Selling, general and administrative expenses	14.0%		13.2%	13.8%		13.1%
Research and development expenditures	11.9%		11.3%	11.8%		11.3%
Other charges	0.6%		0.0%	0.0%		0.0%
Intangibles amortization	0.4%		0.0%	0.5%		0.0%

Operating earnings (loss)	-2.3%		0.2%	-1.2%		0.7%

Other income (expense):
Interest income (expense), net	0.1%		0.1%	0.1%		0.1%
Gains on sales of investments	0.0%		0.0%	0.0%		0.0%
Other, net	-0.1%		-0.1%	-0.6%		-0.6%

Total other income (expense)	0.0%		0.0%	-0.5%		-0.5%

Earnings (loss) before income taxes	-2.2%		0.2%	-1.7%		0.2%
Income tax expense	0.6%		0.6%	1.0%		1.0%

Net earnings (loss)	-2.8%		-0.3%	-2.7%		-0.8%

*	Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Operating Earnings (Loss) after Non-GAAP Adjustments

(In millions)

	Q1 2012
		TOTAL	Mobile Devices	Home	Other
Net revenues		$3,078	$2,194	$884	$—
Operating earnings (loss)		$(70)	$(121)	$68	$(17)

Non-GAAP adjustments by P&L statement line:	Statement Line
Merger-related costs *	Other charges (income)	17	—	—	17
Stock-based compensation expense	Cost of sales	5	3	2	—
Stock-based compensation expense	SG&A and R&D	43	30	13	—
Intangible assets amortization expense	Intangibles amortization	11	3	8	—

Less: Total non-GAAP adjustments		76	36	23	17

Operating earnings (loss) after non-GAAP adjustments		$6	$(85)	$91	$—

Operating earnings (loss) as a percentage of net revenues—GAAP		-2.3%	-5.5%	7.7%	0.0%
Operating earnings (loss) as a percentage of net revenues—after non-GAAP adjustments		0.2%	-3.9%	10.3%	0.0%

*	Represents costs incurred at the corporate level related to the Company's proposed merger with Google Inc.

Motorola Mobility Holdings, Inc.

Non-GAAP Adjustments

(In millions, except per share amounts)

	Q1 2012
Non-GAAP Adjustments	Statement Line	Q1 2012 PBT (Inc)/Exp	Q1 2012 Tax Inc/(Exp)	Q1 2012 PAT (Inc)/Exp	EPS Impact (Incr)/Decr *
GAAP Results		$(69)	$17	$(86)	$(0.28)

Merger-related costs **	Other charges (income)	17	—	17	(0.06)
Stock-based compensation expense	Cost of sales, SG&A and R&D	48	—	48	(0.16)
Intangible assets amortization expense	Intangibles amortization	11	—	11	(0.04)

Total Impact		76	—	76	(0.25)

Non-GAAP Results		$7	$17	$(10)	$(0.03)

*	EPS impact may not add up due to rounding.
**	Represents costs incurred at the corporate level related to the Company's proposed merger with Google Inc.

Motorola Mobility Holdings, Inc.

Revenue Mix by Region

(In millions)

	Q1 2012
	TOTAL	Mobile Devices	Home
North America	60%	54%	74%
Latin America	17%	21%	10%
Greater China	10%	13%	2%
EMEA	9%	7%	13%
Rest of Asia	4%	5%	1%

Total	100%	100%	100%